U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                         ENHANCED MANAGEMENT CORPORATION
                 (Name of Small Business Issuer in its Charter)


         California                          8299                 33-0883191
  (State of Incorporation of     (Primary Standard Industrial  (I.R.S. Employer
Jurisdiction of Incorporation     Classification Code Number)   Identification
      or Organization)                                              Number)



     13771 Danielson Street, Suite E, Poway, California 92064 (858) 592-9095
             (Address and telephone number of Registrant's principal
               executive offices and principal place of business)


                                Michael A. Lucidi
      10014 Paseo Montril, #109, San Diego, California 92129 (858) 780-0512
           (Name, address, and telephone number of agent for service)


Approximate date of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

[ ] If this Form is filed to register additional securities for an offering pursuant to Rule 462 (b) under the Securities Act, please check the following box and list the securities Act registration number of the earlier effective registration statement for the same offering.

[ ] If this Form is a post-effective amendment filed pursuant to Rule 462 (c) under the Securities Act, please check the following box and list the securities Act registration statement number of the earlier effective registration statement for the same offering.

[ ] If this Form is a post-effective amendment filed pursuant to Rule 462 (d) under the Securities Act, please check the following box and list the securities Act registration statement number of the earlier effective registration statement for the same offering.

[X] If the delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.


CALCULATION OF REGISTRATION FEE

Title of each class   Amount to be   Proposed maximum   Proposed maximum   Amount of
of securities to be   registered     offering price     aggregate          registration
registered                           per unit           offering price     fee

Common Shares         1,200,000      $0.05              $60,000.00         $90.00


The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PART I. INFORMATION REQUIRED IN PROSPECTUS

                                   PROSPECTUS

                         ENHANCED MANAGEMENT CORPORATION
                          1,200,000 Shares Common Stock
                         Offering Price $0.05 per Share

ENHANCED MANAGEMENT CORPORATION, a California corporation ("Company"), is hereby offering up to 1,200,000 shares of its $.001 par value common stock ("Shares") at an offering price of $0.05 per Share on a "best efforts" basis pursuant to the terms of this Prospectus for the purpose of providing start-up and working capital for Enhanced Management Corporation

The Shares offered hereby are highly speculative and involve a high degree of risk to public investors and should be purchased only by persons who can afford to lose their entire investment (See "Risk Factors").

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                                  Underwriting
                                                     Discounts    Proceeds to
                       Price to Public (1)     and Commissions      Issuer (2)
                       -------------------     ---------------      ----------

Per Share                            $0.05               $0.00           $0.05
Total Minimum                   $20,000.00               $0.00      $20,000.00
Total Maximum                   $60,000.00               $0.00      $60,000.00



Information contained herein is subject to completion or amendment. The registration statement relating to the securities has been filed with the Securities and Exchange Commission. The securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

Subject to Completion, Dated _______________, 2000

(1) maximum of 1,200,000 shares may be sold on a "best efforts" basis. All of the proceeds from the sale of Shares will be placed in an interest-bearing escrow account by 12 o'clock noon of the fifth business day after receipt thereof, until the sum of $20,000.00 is held. If less than $20,000.00 is received from the sale of the Shares within 120 days of the date of this Prospectus, the offer will remain open for another 120 days after which if the minimum is not raised all proceeds will be refunded promptly to purchasers with interest and without deduction for commission or other expenses. Subscribers will not be able to obtain return of their funds while in escrow.

(2) The Net Proceeds to Enhanced Management Corporation is before the payment of certain expenses in connection with this offering. See "Use of Proceeds."

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


THE SHARES ARE OFFERED BY ENHANCED MANAGEMENT CORPORATION SUBJECT TO PRIOR SALE, ACCEPTANCE OF THE SUBSCRIPTIONS BY ENHANCED MANAGEMENT CORPORATION AND APPROVAL OF CERTAIN LEGAL MATTERS BY COUNSEL TO ENHANCED MANAGEMENT CORPORATION.

ENHANCED MANAGEMENT CORPORATION HAS THE RIGHT, IN ITS SOLE DISCRETION, TO ACCEPT OR REJECT SUBSCRIPTIONS IN WHOLE OR IN PART, FOR ANY REASON OR FOR NO REASON. UNTIL ________________, 2000, ALL DEALERS EFFECTING TRANSACTIONS IN THE REGISTERED SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OPEN OFFER TO BUY INTO SECURITIES OFFERED HEREBY A STATE IN WHICH, OR TO A PERSON TRUE, IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE INFORMATION CONTAINED HEREIN SUBSEQUENT TO THE DATE THEREOF. HOWEVER, IF A MATERIAL CHANGE OCCURS, THIS PROSPECTUS WILL BE AMENDED OR SUPPLEMENTED ACCORDINGLY FOR ALL EXISTING SHAREHOLDERS, AND FOR ALL PROSPECTIVE INVESTORS WHO HAVE NOT YET BEEN ACCEPTED AS SHAREHOLDERS IN ENHANCED MANAGEMENT CORPORATION.

THIS PROSPECTUS DOES NOT INTENTIONALLY OMIT ANY MATERIAL FACT OR CONTAIN ANY UNTRUE STATEMENT OF MATERIAL FACT. NO PERSON OR ENTITY HAS BEEN AUTHORIZED BY THE COMPANY TO GIVE ANY INFORMATION OR MAKE A REPRESENTATION, WARRANTY, COVENANT, OR AGREEMENT WHICH IS NOT EXPRESSLY PROVIDED FOR OR CONTAINED IN THIS PROSPECTUS; IF GIVEN OR MADE, SUCH INFORMATION, REPRESENTATION, WARRANTY, COVENANT, OR AGREEMENT MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED.

THE COMPANY IS NOT A REPORTING COMPANY. EACH PERSON WHO RECEIVES A PROSPECTUS WILL HAVE AN OPPORTUNITY TO MEET WITH REPRESENTATIVES OF ENHANCED MANAGEMENT CORPORATION, DURING NORMAL BUSINESS HOURS UPON WRITTEN OR ORAL REQUEST TO ENHANCED MANAGEMENT CORPORATION, IN ORDER TO VERIFY ANY OF THE INFORMATION INCLUDED IN THIS PROSPECTUS AND TO OBTAIN ADDITIONAL INFORMATION REGARDING ENHANCED MANAGEMENT CORPORATION IN ADDITION, EACH SUCH PERSON WILL BE PROVIDED WITHOUT CHARGE, UPON WRITTEN OR ORAL REQUEST, A COPY OF ANY OF THE INFORMATION THAT IS INCORPORATED BY REFERENCE IN THE PROSPECTUS AND THE ADDRESS (INCLUDING TITLE OR DEPARTMENT) AND TELEPHONE NUMBER TO WHICH SUCH REQUEST IS TO BE DIRECTED.

ALL OFFEREES AND SUBSCRIBERS WILL BE ASKED TO ACKNOWLEDGE IN THE SUBSCRIPTION AGREEMENT THAT THEY HAVE READ THIS PROSPECTUS CAREFULLY AND THOROUGHLY, THEY WERE GIVEN THE OPPORTUNITY TO OBTAIN ADDITIONAL INFORMATION; AND THEY DID SO TO THEIR SATISFACTION.



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


                                TABLE OF CONTENTS


PROSPECTUS SUMMARY                                                             5

RISK FACTORS                                                                   6

USE OF PROCEEDS                                                               10

DETERMINATION OF OFFERING PRICE                                               10

DILUTION                                                                      10

PLAN OF DISTRIBUTION                                                          11

LEGAL PROCEEDINGS                                                             12

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS                  12

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT                13

DESCRIPTION OF SECURITIES                                                     13

INTEREST OF NAMED EXPERTS AND COUNSEL                                         14

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
FOR THE ACT LIABILITIES                                                       15

ORGANIZATION WITHIN LAST FIVE YEARS                                           15

DESCRIPTION OF BUSINESS                                                       15

DESCRIPTION OF OFFERED SERVICES                                               17

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS                                19

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS                      19

EXECUTIVE COMPENSATION                                                        19

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS                                 19



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


                               PROSPECTUS SUMMARY

The following summary is qualified in its entirety by detailed information appearing elsewhere in this prospectus ("Prospectus"). Each prospective investor is urged to read this Prospectus, and the attached Exhibits, in their entirety.

The Company.

Enhanced Management Corporation was formed to offer college-bound persons the ability to search and download college and university applications online. The Company's Web site is currently under construction and creation and will be found on the Internet in the near future.

College applications will be accessible alphabetically in the Company's database and available for download in a high quality printable format labeled as ".pdf" (Adobe Acrobat) files. The Company will also have listed the basic requirements and standards that must be met with each particular college or university in order to be realistically considered for admissions.

Along with this list of pre-qualifying articles, there will also be a list of what each respective and specific application requires in order to be considered complete (i.e. application, resumes, work history, essays, standardized test scores, etc.). A prospective student can then compare the schools that they are interested in, and furthermore, compare differences in costs, locations, national ranking, degrees offered, extra-circular activities, scholarships available, grants available, and a multitude of other pertinent information that goes into choosing which college or university adequately fits their needs.

The demographics of each college or university based upon past and current acceptance rates will also be posted in an effort to inform the person utilizing the Company's service of percentage related chances of being accepted for admission.

The Company intends on initially producing revenues solely through advertising on the Company's Web site. The Company intends on selling large blocks of advertising space on its Web site, primarily its homepage to a variety of different advertisers, including but not limited to advertisers with corresponding market niches.

For example, the demographics of the average person expected to visit and utilize the Company's Web site include mostly high school students between the ages of 14 and 19. Potential advertisers can then be targeted by the age category to which they are hoping to sell their products or services.

The Offering.

Shares of Enhanced Management Corporation will be offered at $0.05 per Share. See "Plan of Distribution." The minimum purchase required of investors (as a whole) is $20,000.00. If all the Shares offered are sold, the net proceeds to the Company will be $60,000.00. See "Use of Proceeds." This balance will be used as working capital for Enhanced Management Corporation.

Liquidity of Investment.

Although the Shares will be "free trading," there is minimal established market for the Shares and there may not be in the future. Therefore, an investor should consider his investment to be long-term. See "Risk Factors."

Risk Factors.

An investment in Enhanced Management Corporation involves risks due in part to no previous financial or operating history of Company, as well as competition in the Internet business. Also, certain potential conflicts of interest arise due to the relationship of Enhanced Management Corporation to management and others. See "Risk Factors."

                                  RISK FACTORS

THE SECURITIES OFFERED HEREBY ARE HIGHLY SPECULATIVE IN NATURE AND INVOLVE A HIGH DEGREE OF RISK. THEY SHOULD BE PURCHASED ONLY BY PERSONS WHO CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT. THEREFORE, EACH PROSPECTIVE INVESTOR SHOULD, PRIOR TO PURCHASE, CONSIDER VERY CAREFULLY THE FOLLOWING RISK FACTORS AMONG OTHER THINGS, AS WELL AS ALL OTHER INFORMATION SET FORTH IN THIS PROSPECTUS.

Lack of Prior Operations and Experience.

The Company is newly organized, in its initial stage of development, lacks meaningful operating history, and is entirely dependent upon the proceeds of this Offering in order to implement its business plans. There can be no assurance that Enhanced Management Corporation will generate revenues in the future; and there can be no assurance that the Company will operate at a profitable level. See "Business and Properties." If Enhanced Management Corporation is unable to obtain customers and generate sufficient revenues so that it can profitably operate, the Company's business will not succeed. In such event, investors in the Shares may lose their entire cash investment.

Dependence on Internet Industry.

The Company's business is influenced by the rate of use and expansion in the Internet industry. Declines in the industry may influence Enhanced Management Corporation's revenues adversely.

Influence of Other External Factors.

The investment is a speculative venture necessarily involving some substantial risk. There is no certainty that the expenditures to be made by the Company will result in commercially profitable business. The marketability of the investment will be affected by numerous factors beyond the control of the Company. These factors include market fluctuations, the general state of the economy (including the rate of inflation, and local economic conditions), and the state of the industry, all of which can affect peoples' discretionary spending, while can in turn affect the demand for internet services. Factors which leave less money in the hands of potential clients of Enhanced Management Corporation will likely have an adverse effect on Enhanced Management Corporation. The exact effect of these factors cannot be accurately predicted, but the combination of these factors may result in Enhanced Management Corporation not receiving an adequate return on invested capital.

Regulatory Factors.

Existing and possible future consumer legislation, regulations, and actions could cause additional expense, capital expenditures, restrictions, and delays in the activities undertaken in connection with the Internet business, the extent of which cannot be predicted.

Competition.

The Company may experience substantial competition in its efforts to locate and attract clients. Many competitors in these areas have greater experience, resources, and managerial capabilities than Enhanced Management Corporation and may be in a better position than Enhanced Management Corporation to obtain access to attractive clientele. There are a number of larger companies in which may directly compete with Enhanced Management Corporation. Such competition could have a material adverse effect on the Company's profitability.

Success of Management.

Any potential investor is strongly cautioned that the purchase of these securities should be evaluated on the basis of: (i) the limited diversification of the venture capital opportunities afforded to Enhanced Management Corporation, (ii) the high-risk nature and limited liquidity of Enhanced Management Corporation, and (iii) the Company's ability to utilize funds for the successful development and distribution of revenues as derived by the revenues received by the Company's yet undeveloped portfolio of clients, and any new potentially profitable ventures, among other things. The Company can offer no assurance that any particular client and/or property under its management contract will become successful.

Reliance on Management.

The Company's success is dependent upon the hiring of key administrative personnel. None of the officers, directors, or any of the other key personnel, has any employment or non-competition agreement with Enhanced Management Corporation. Therefore, there can be no assurance that these personnel will remain employed by Enhanced Management Corporation. Should any of these individuals cease to be affiliated with the Company for any reason before qualified replacements could be found, there could be material adverse effects on Enhanced Management Corporation's business and prospects.

In addition, management has no experience in managing companies in the same business as Enhanced Management Corporation. In addition, all decisions with respect to the management of the Company will be made exclusively by the officers and directors of the Company. Investors will only have rights associated with minority ownership interest rights to make decisions that effect Enhanced Management Corporation. The success of the Company, to a large extent, will depend on the quality of the directors and officers of Enhanced Management Corporation. Accordingly, no person should invest in the Shares unless he is willing to entrust all aspects of the management of Enhanced Management Corporation to the officers and directors.

Lack of Diversification.

The size of Enhanced Management Corporation makes it unlikely that the Company will be able to commit its funds to the acquisition of any major accounts until it has a proven track record, and Enhanced Management Corporation may not be able to achieve the same level of diversification as larger entities engaged in this type of business.

No Cumulative Voting.

Holders of the Common Stock are not entitled to accumulate their votes for the election of directors or otherwise. Accordingly, the holders of a majority of the shares present at a meeting of shareholders will be able to elect all of the directors of Enhanced Management Corporation, and the minority shareholders will not be able to elect a representative to Enhanced Management Corporation's Board of Directors.

Absence of Cash Dividends.

The Board of Directors does not anticipate paying cash dividends on the Shares for the foreseeable future and intends to retain any future earnings to finance the growth of Enhanced Management Corporation's business. Payment of dividends, if any, will depend, among other factors, on earnings, capital requirements, and the general operating and financial condition of Enhanced Management Corporation, and will be subject to legal limitations on the payment of dividends out of paid-in capital.

Conflicts of Interest.

The officers and directors have other interests to which they devote substantial time, either individually or through partnerships and corporations in which they have an interest, hold an office, or serve on boards of directors, and each will continue to do so not withstanding the fact that management time may be necessary to the business of Enhanced Management Corporation. As a result, certain conflicts of interest may exist between Enhanced Management Corporation and its officers and/or directors which may not be susceptible to resolution.

In addition, conflicts of interest may arise in the area of corporate opportunities, which cannot be resolved through arm's length negotiations. All of the potential conflicts of interest will be resolved only through exercise by the directors of such judgment as is consistent with their fiduciary duties to Enhanced Management Corporation. It is the intention of management, so as to minimize any potential conflicts of interest, to present first to the Board of Directors to Enhanced Management Corporation, any proposed investments for its evaluation.

Investment Valuation Determined by the Board of Directors.

The Company's Board of Directors is responsible for valuation of Enhanced Management Corporation's investments. There are wide ranges of values that are reasonable for an investment for the Company's services. Although the Board of Directors can adopt several methods for an accurate evaluation, ultimately the determination of fair value involves subjective judgment not capable of substantiation by auditing standards. Accordingly, in some instances it may not be possible to substantiate, by auditing standards, the value of Enhanced Management Corporation's investments. The Company's Board of Directors will serve as the valuation committee, responsible for valuing each of Enhanced Management Corporation's investments. In connection with any future distributions, which the Company may make, the value of the securities received by investors as determined by the Board may not be the actual value that the investors would be able to obtain even if they sought to sell such securities immediately after a distribution. In addition, the value of the distribution may decrease or increase significantly subsequent to the distributee shareholders' receipt thereof, notwithstanding the accuracy of the Board's evaluation.

Additional Financing May Be Required.

Even if all of the 1,200,000 Shares offered hereby are sold, the funds available to Enhanced Management Corporation may not be adequate for it to be competitive in the areas in which it intends to operate. There is no assurance that additional funds will be available from any source when needed by Enhanced Management Corporation for expansion; and, if not available, Enhanced Management Corporation may not be able to expand its operation as rapidly as it could if such financing were available. The proceeds from this Offering are expected to be sufficient for Enhanced Management Corporation to become operational, and develop and market it line of services. Additional financing could possibly come in the form of debt/preferred stock. If additional shares were issued to obtain financing, investors in this offering would suffer a dilutionary effect on their percentage of stock ownership in the Company. However, the book value of their shares would not be diluted, provided additional shares are sold at a price greater than that paid by investors in this offering. The Company does not anticipate having within the next 12 months any cash flow or liquidity problems.

Purchases by Affiliates.

Certain officers, directors, principal shareholders and affiliates may purchase, for investment purposes, a portion of the Shares offered hereby, which could, upon conversion, increase the percentage of the Shares owned by such persons. The purchases by these control persons may make it possible for the Offering to meet the escrow amount.

No Assurance Shares Will Be Sold.

The 1,200,000 Shares are to be offered directly by Enhanced Management Corporation, and no individual, firm, or corporation has agreed to purchase or take down any of the shares. No assurance whatsoever can be given that any or all of the Shares will be sold.

Arbitrary Offering Price.

The Offering Price of the Shares bears no relation to book value, assets, earnings, or any other objective criteria of value. They have been arbitrarily determined by the Company. There can be no assurance that, even if a public trading market develops for Enhanced Management Corporation's securities, the Shares will attain market values commensurate with the Offering Price.

"Best Efforts" Offering

The Shares are offered by Enhanced Management Corporation on a "best efforts" basis, and no individual, firm, or corporation has agreed to purchase or take down any of the offered Shares. No assurance can be given that any or all of the Shares will be sold. Provisions have been made to deposit in escrow the funds received from the purchase of Shares sold by Enhanced Management Corporation. In the event that $20,000.00 is not received within one hundred twenty (120) days of the effective date of this Prospectus, the offer will be extended for another one hundred twenty (120) days after which the proceeds so collected will be

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


refunded to investors without deducting sales commissions or expenses. During this escrow period, which may last up to two hundred forty (240) days, subscribers will not have use of nor derive benefits from their escrow funds.

Minimal Public Market for Company's Securities.

Prior to the Offering, there has been minimal public market for the Shares being offered. There can be no assurance that an active trading market will develop or that purchasers of the Shares will be able to resell their securities at prices equal to or greater than the respective initial public offering prices. The market price of the Shares may be affected significantly by factors such as announcements by Enhanced Management Corporation or its competitors, variations in Enhanced Management Corporation's results of operations, and market conditions in the retail, electronic commerce, and Internet industries in general. The market price may also be affected by movements in prices of stock in general. As a result of these factors, purchasers of the Shares offered hereby may not be able to liquidate an investment in the Shares readily or at all.

Shares Eligible For Future Sale.

All of the Shares which are held by management have been issued in reliance on the private placement exemption under the Securities Act of 1933, as amended ("Act"). Such Shares will not be available for sale in the open market without separate registration except in reliance upon Rule 144 under the Act. In general, under Rule 144 a person (or persons whose shares are aggregated) who has beneficially owned shares acquired in a nonpublic transaction for at least one year, including persons who may be deemed Affiliates of Enhanced Management Corporation (as that term is defined under the Act) would be entitled to sell within any three-month period a number of shares that does not exceed the greater of 1% of the then outstanding shares of common stock, or the average weekly reported trading volume on all national securities exchanges and through NASDAQ during the four calendar weeks preceding such sale, provided that certain current public information is then available. If a substantial number of the Shares owned by management were sold pursuant to Rule 144 or a registered offering, the market price of the Common Stock could be adversely affected.

Forward-Looking Statements.

This Prospectus contains "forward looking statements" within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934, as amended, and as contemplated under the Private Securities Litigation Reform Act of 1995, including statements regarding, among other items, the Company's business strategies, continued growth in the Company's markets, projections, and anticipated trends in Enhanced Management Corporation's business and the industry in which it operates. The words "believe," "expect," "anticipate," "intends," "forecast," "project," and similar expressions identify forward-looking statements. These forward-looking statements are based largely on the Company's expectations and are subject to a number of risks and uncertainties, certain of which are beyond the Company's control. Enhanced Management Corporation cautions that these statements are further qualified by important factors that could cause actual results to differ materially from those in the forward looking statements, including those factors described under "Risk Factors" and elsewhere herein. In light of these risks and uncertainties, there can be no assurance that the forward-looking information contained in this Prospectus will in fact transpire or prove to be accurate. All subsequent written and oral forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by this section.


                                 USE OF PROCEEDS

Following the sale of the 1,200,000 Shares Offered by Enhanced Management Corporation there will be a gross proceeds of $60,000.00. These proceeds will be used to provide start-up and working capital for Enhanced Management Corporation

The following table sets forth the use of proceeds from this offering (based on the minimum and maximum offering amounts):

Use of Proceeds                 Minimum Offering              Maximum Offering
                              Amount       Percent         Amount        Percent

Transfer Agent Fee          $1,500.00         7.5%        $1,500.00         2.5%
Printing Costs              $1,500.00         7.5%        $1,500.00         2.5%
Legal/Consult Fees         $10,000.00        50.0%       $30,000.00        50.0%
Accounting Fees             $1,500.00         7.5%        $5,000.00         8.3%
Working Capital             $5,500.00        27.5%       $22,000.00        36.7%

Total                      $20,000.00       100.0%       $60,000.00       100.0%


Management anticipates expending these funds for the purposes indicated above. To the extent that expenditures are less than projected, the resulting balances will be retained and used for general working capital purposes or allocated according to the discretion of the Board of Directors. Conversely, to the extent that such expenditures require the utilization of funds in excess of the amounts anticipated, supplemental amounts may be drawn from other sources, including, but not limited to, general working capital and/or external financing. The net proceeds of this offering that are not expended immediately may be deposited in interest or non-interest bearing accounts, or invested in government obligations, certificates of deposit, commercial paper, money market mutual funds, or similar investments.

                         DETERMINATION OF OFFERING PRICE

The offering price is not based upon the Company's net worth, total asset value, or any other objective measure of value based upon accounting measurements. The offering price is determined by the Board of Directors of the Company and was determined arbitrarily based upon the amount of funds needed by the Company to start-up the business, and the number of shares that the initial shareholders were willing to allow to be sold.

                                    DILUTION


"Net tangible book value" is the amount that results from subtracting the total liabilities and intangible assets of an entity from its total assets. "Dilution" is the difference between the public offering price of a security and its net tangible book value per Share immediately after the Offering, giving effect to the receipt of net proceeds in the Offering. As of November 30, 1999, the net tangible book value of the Company was $1,500.00 or $0.0003947 per Share. Giving effect to the sale by the Company of all offered Shares at the public offering price, the pro forma net tangible book value of the Company would be $61,500.00 or $0.0123 per Share, which would represent an immediate increase of $0.0119053 in net tangible book value per Share and $0.0380947 per Share dilution per share to new investors. Dilution of the book value of the Shares may result from future share offerings by Recipes Direct, Inc.

The following table illustrates the pro forma per Share dilution:

                                                                Assuming Maximum
                                                                     Shares Sold

Offering Price (1)                                                         $0.05

Net Tangible book Value per share before offering (2)                 $0.0003947

Increase Attributable to purchase of stock by new investors (3)       $0.0119053

Net Tangible book value per Share after offering (4)                     $0.0123

Dilution to new investors (5)                                         $0.0380947

Percent Dilution to new investors (6,7)                                 76.1894%


     (i) Offering price before deduction of offering expenses, calculated on a "Common Share Equivalent" basis.

     (ii) The net tangible book value per share before the offering ($0.0003947) is determined by dividing the number of Shares outstanding prior to this offering into the net tangible book value of Enhanced Management Corporation.

     (iii) The net tangible book value after the offering is determined by adding the net tangible book value before the offering to the estimated proceeds to the Corporation from the current offering (assuming all the Shares are subscribed), and dividing by the number of common shares outstanding.

     (iv) The net tangible book value per share after the offering ($0.0123) is determined by dividing the number of Shares that will be outstanding, assuming sale of all the Shares offered, after the offering into the net tangible book value after the offering as determined in note 3 above.

     (v) The Increase Attributable to purchase of stock by new investors is derived by taking the net tangible book value per share after the offering ($0.0123) and subtracting from it the net tangible book value per share before the offering ($0.0003947) for an increase of $0.0119053.

     (vi) The dilution to new investors is determined by subtracting the net tangible book value per share after the offering ($0.0123) from the offering price of the Shares in this offering ($0.05), giving a dilution value of ($0.0380947).

     (vii) The Percent Dilution to new investors is determined by dividing the Dilution to new investors ($0.0380947) by the offering price per Share ($0.05) giving a dilution to new investors of 76.1894%.

                              PLAN OF DISTRIBUTION

The Company will sell a maximum of 1,200,000 Shares of its common stock, par value $.001 per Share to the public on a "best efforts" basis. The minimum purchase required of an investor is $100.00. There can be no assurance that any of these Shares will be sold. The gross proceeds to Enhanced Management Corporation will be $60,000.00 if all the Shares offered are sold. No commissions or other fees will be paid, directly or indirectly, by the Company, or any of its principals, to any person or firm in connection with solicitation of sales of the; certain costs are to be paid in connection with the offering (see "Use of Proceeds"). The public offering price of the Shares will be modified, from time to time, by amendment to this Prospectus, in accordance with changes in the market price of the Company's common stock. These securities are offered by Enhanced Management Corporation subject to prior sale and to approval of certain legal matters by counsel.

Opportunity to Make Inquiries.

The Company will make available to each Offeree, prior to any sale of the Shares, the opportunity to ask questions and receive answers from Enhanced Management Corporation concerning any aspect of the investment and to obtain any additional information contained in this Memorandum, to the extent that Enhanced Management Corporation possesses such information or can acquire it without unreasonable effort or expense.

Execution of Documents.

Each person desiring to subscribe to the Shares must complete, execute, acknowledge, and delivered to the Company a Subscription Agreement, which will contain, among other provisions, representations as to the investor's qualifications to purchase the common stock and his ability to evaluate and bear the risk of an investment in the Company. By executing the subscription agreement, the subscriber is agreeing that if the Subscription Agreement it is accepted by the Company, such a subscriber will be, a shareholder in the Company and will be otherwise bound by the Articles of Incorporation and the By-Laws of Enhanced Management Corporation in the form attached to this Prospectus.

Promptly upon receipt of subscription documents by Enhanced Management Corporation, it will make a determination as to whether a prospective investor will be accepted as a shareholder in the Company. Enhanced Management Corporation may reject a subscriber's Subscription Agreement for any reason. Subscriptions will be rejected for failure to conform to the requirements of this Prospectus (such as failure to follow the proper subscription procedure), insufficient documentation, over subscription to Enhanced Management Corporation, or such other reasons other as Enhanced Management Corporation determines to be in the best interest of Enhanced Management Corporation. If a subscription is rejected, in whole or in part, the subscription funds, or portion thereof, will be promptly returned to the prospective investor without interest by depositing a check (payable to said investor) in the amount of said funds in the United States mail, certified returned-receipt requested. Subscriptions may not be revoked, cancelled, or terminated by the subscriber, except as provided herein.

                                LEGAL PROCEEDINGS

The Company is not a party to any material pending legal proceedings and, to the best of its knowledge, no such action by or against Enhanced Management Corporation has been threatened.

          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, AND CONTROL PERSONS

The names, ages, and respective positions of the directors, officers, and significant employees of Enhanced Management Corporation are set forth below. All these persons have held their positions since December 3, 1999. There are no other persons which can be classified as a promoter or controlling person of Enhanced Management Corporation.


Michael A. Lucidi, President and Director

Mr. Lucidi, age 23, graduated form the University of Arizona in 1998 with a degree in Finance and a minor in Economics. Since graduation he has been employed with Zips Tummy Buster, Inc., in San Diego County as the General Manager for the company's restaurant The Hamburger Factory. His duties including all managerial duties including but not limited to accounting, hiring/firing, inventory, scheduling, problem solving, money transfers, bank deposits, and product ordering. His experience as a manager is crucial to the success of the Company.

Brian Allen, Vice-President and Director

Mr. Allen, age 25, graduated from Humboldt State University in 1999 with a degree in Wildlife and a minor in Biology. Since graduation he has been employed as a rock-climbing instructor at Solid Rock Gym located in the Poway Business Park. He is qualified in all aspects of instruction, as well as part-time manager responsibilities including scheduling, opening and closing, and accounting. During college, Mr. Allen worked at Wal-Mart as a production manager in charge of inventory during 1997. Mr. Allen also was the assistant production manager of Advantage Lift Systems from 1994 to 1995. His responsibilities included building and controlling the building of CPUs for hydraulic lift control panels, as well as shipping and receiving administration.


Joseph G. Lucidi, Secretary, Treasurer, and Director

Mr. Lucidi, age 52, has been the President of Zips Tummy Buster, Inc., a deli and catering business in Southern California, since 1986. He has opened seven locations with great success. In addition to the deli operations, he was also the President of the Hamburger Factory Restaurant. The restaurant was owned and operated by their corporation for a period of ten years. While running the day-to-day operations at the Hamburger Factory, it grossed $167,000.00 in the first year of existence, compared to the $1,250,000.00 in its tenth year. He has owned several other prosperous businesses in the state of Michigan, including the largest Milwaukee Electric Tool distributorship in the state of Michigan. His other businesses include a drywall company and a restaurant supply business, as well as a string of restaurants before moving to California. Before going into business for himself, he was an Industrial Engineer for the Chrysler Corporation. He is also the present President and a Director of Recipes Direct, Inc., a California corporation that specializes in Internet sales of food preparation recipes. Joseph G. Lucidi graduated from Ferris State College with a B.S. Degree in Banking and Marketing.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of the date of this Prospectus, the outstanding Shares of common stock of Enhanced Management Corporation owned of record or beneficially by each person who owned of record, or was known by the Company to own beneficially, more than 5% of Enhanced Management Corporation's Common Stock, and the name and share holdings of each officer and director and all officers and directors as a group.


Title of Class   Name of Beneficial    Amount and Nature of     Percent of Class
                 Owner                 Beneficial Owner

Common           Michael A. Lucidi     3,800,000 Common         100.0%
Stock            President, Director



                            DESCRIPTION OF SECURITIES

General Description.

The securities being offered are shares of common stock. The Articles of Incorporation authorize the issuance of 100,000,000 shares of common stock, with a par value of $0.001. The holders of the Shares:(a) have equal ratable rights to dividends from funds legally available therefore, when, as, and if declared by the Board of Directors of the Company; (b) are entitled to share ratably in all of the assets of the Company available for distribution upon winding up of the affairs of the Company; (c) do not have preemptive subscription or conversion rights and there are no redemption or sinking fund applicable thereto; and (d) are entitled to one non-cumulative vote per share on all matters on which shareholders may vote at all meetings of shareholders.

These securities do not have any of the following rights: (a) cumulative or special voting rights; (b) preemptive rights to purchase in new issues of Shares; (c) preference as to dividends or interest; (d) preference upon liquidation; or (e) any other special rights or preferences. In addition, the Shares are not convertible into any other security. There are no restrictions on dividends under any loan other financing arrangements or otherwise. See a copy of the Articles of Incorporation, and amendments thereto, and By-Laws of Enhanced Management Corporation, attached as Exhibit 3.1 and Exhibit 3.2, respectively, to this Form SB-2. As of the date of this Form SB-2, Enhanced Management Corporation has 3,800,000 shares of common stock outstanding.

Non-Cumulative Voting.

The holders of Shares of Common Stock of Enhanced Management Corporation do not have cumulative voting rights, which means that the holders of more than 50.0% of such outstanding Shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose. In such event, the holders of the remaining Shares will not be able to elect any of the Company's directors.

Dividends.

Enhanced Management Corporation does not currently intend to pay cash dividends. Enhanced Management Corporation's proposed dividend policy is to make distributions of its revenues to its stockholders when Enhanced Management Corporation's Board of Directors deems such distributions appropriate. Because Enhanced Management Corporation does not intend to make cash distributions, potential shareholders would need to sell their shares to realize a return on their investment. There can be no assurances of the projected values of the shares, or can there be any guarantees of the success of Enhanced Management Corporation.

A distribution of revenues will be made only when, in the judgment of Enhanced Management Corporation's Board of Directors, it is in the best interest of the Company's stockholders to do so. The Board of Directors will review, among other things, the investment quality and marketability of the securities considered for distribution; the impact of a distribution of the investor's securities on its customers, joint venture associates, management contracts, other investors, financial institutions, and the company's internal management, plus the tax consequences and the market effects of an initial or broader distribution of such securities.

Possible Anti-Takeover Effects of Authorized but Unissued Stock.

Upon the completion of this Offering, the Company's authorized but unissued capital stock will consist of 95,000,000 shares (assuming the entire offering is sold) of common stock. One effect of the existence of authorized but unissued capital stock may be to enable the Board of Directors to render more difficult or to discourage an attempt to obtain control of Enhanced Management Corporation by means of a merger, tender offer, proxy contest, or otherwise, and thereby to protect the continuity of Enhanced Management Corporation's management. If, in the due exercise of its fiduciary obligations, for example, the Board of Directors were to determine that a takeover proposal was not in Enhanced Management Corporation's best interests, such shares could be issued by the Board of Directors without stockholder approval in one or more private placements or other transactions that might prevent, or render more difficult or costly, completion of the takeover transaction by diluting the voting or other rights of the proposed acquirer or insurgent stockholder or stockholder group, by creating a substantial voting block in institutional or other hands that might undertake to support the position of the incumbent Board of Directors, by effecting an acquisition that might complicate or preclude the takeover, or otherwise.

Transfer Agent.

The Company intends to engage the services of Pacific Stock Transfer, Las Vegas, Nevada to act as transfer agent and registrar.

                      INTEREST OF NAMED EXPERTS AND COUNSEL

No named expert or counsel was hired on a contingent basis, will receive a direct or indirect interest in the small business issuer, or was a promoter, underwriter, voting trustee, director, officer, or employee of the small business issuer.

              DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
                         FOR SECURITIES ACT LIABILITIES

No director of Enhanced Management Corporation will have personal liability to the Company or any of its stockholders for monetary damages for breach of fiduciary duty as a director involving any act or omission of any such director since provisions have been made in the Articles of Incorporation limiting such liability. The foregoing provisions shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to Enhanced Management Corporation or its stockholders, (ii) for acts or omissions not in good faith or, which involve intentional misconduct or a knowing violation of law, (iii) under applicable Sections of the California Corporation Code, or any California State Law applicable, (iv) or for any transaction from which the director derived an improper personal benefit.

The By-Laws provide for indemnification of the directors, officers, and employees of Enhanced Management Corporation in most cases for any liability suffered by them or arising out of their activities as directors, officers, and employees of Enhanced Management Corporation if they were not engaged in willful misfeasance or malfeasance in the performance of his or her duties; provided that in the event of a settlement the indemnification will apply only when the Board of Directors approves such settlement and reimbursement as being for the best interests of the Corporation. The By-Laws, therefore, limit the liability of directors to the maximum extent permitted by California law.

The officers and directors of Enhanced Management Corporation are accountable to the Company as fiduciary, which means they are required to exercise good faith and fairness in all dealings affecting Enhanced Management Corporation.

In the event that a shareholder believes the officers and/or directors have violated their fiduciary duties to Enhanced Management Corporation, the shareholder may, subject to applicable rules of civil procedure, be able to bring a class action or derivative suit to enforce the shareholder's rights, including rights under certain federal and state securities laws and regulations to recover damages from and require an accounting by management. Shareholders who have suffered losses in connection with the purchase or sale of their interest in Enhanced Management Corporation in connection with such sale or purchase, including the misapplication by any such officer or director of the proceeds from the sale of these securities, may be able to recover such losses from Enhanced Management Corporation.

The registrant undertakes the following:

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                       ORGANIZATION WITHIN LAST FIVE YEARS

The names of the promoters of the registrant are the officers and directors as disclosed elsewhere in this Form SB-2. None of the promoters have received anything of value from the registrant.

                             DESCRIPTION OF BUSINESS

The Company was incorporated on December 2, 1999. Its principal place of business is located at 13771 Danielson Street, Suite E, Poway, California 92064. The Company's telephone number is (858) 592-9095.

The Company was formed to offer college-bound persons the ability to search and download college and university applications online. The Company's Web site is currently under construction/creation and will be accessible on the Internet as soon as it is finished. Applications will be accessible alphabetically in the Company's database, and available for download in a high quality printable format labeled as ".pdf" (Adobe Acrobat) files.

The Company will also have listed the basic requirements and standards that must be met with each particular college or university in order to be realistically considered for admissions. Along with this list of pre-qualifying articles, there will also be a list of what each respective and specific application requires in order to be considered complete (i.e. application, resumes, work history, essays, standardized test scores, etc.).

A prospective student can then compare the schools that they are interested in, and furthermore, compare differences in costs, locations, national ranking, degrees offered, extra-circular activities, scholarships available, grants available, and a multitude of other pertinent information that goes into choosing which college or university adequately fits their needs.

The demographics of each college or university based upon past and current acceptance rates will also be posted in an effort to inform the person utilizing the Company's service of percentage related chances of being accepted for admission.

All of the information on the Company's Web site will be accessible in an easy to read and understand format, to serve the prospective student in the most comprehensible manner as possible. All of the services that the Company plans to offer will be granted free of charge to any potential consumers, and can be downloaded and used for personal needs as often as requested. The Company's feels that in an effort to receive the Web traffic necessary to become successful, it will best fulfill their goal if the service is free of charge.

At the present time, the Web site contains pages dedicated to:

     (i) College resources, such as college fairs, seminars, and preparation for college

     (ii) University applications to thousands of schools spanning the United States

     (iii) Featured schools

     (iv) Financial Aid, grants, and scholarships

     (v)  Help and contacting the company sections

     (vi) Parents and their questions

     (vii) Discussion chat rooms varying from SAT and ACT questions to parental information

     (viii) Links to scholarship-finding and online bookstores

     (ix) Shareholder and company information available to the public.

The Company's is largely dependent on prospective students visiting and utilizing the Company's Web site in a significant manner. The Company intends on contacting high school counselors nationwide and presenting to them the Company's goals in accordance with helping students. No longer will a counselor have to look up a college or university for a student to get demographics, acceptance rates, fees, admission costs, and the like, from a book or manual. The counselors will be able to inform the student of the Company's URL, where the student can independently research at his or her own leisure the colleges and universities that he or she is interested in possibly attending.

This directly benefits both the counselor by providing an accurate source of information, the prospective student by being able to readily receive this information, and the Company because it contributes more hits to the site. The Company intends on launching a nationwide campaign to promote the Web site through different forms of media, including but not limited to, E-mail, television, radio, facsimile, postal service, and telephone.

The Company intends on initially producing revenues solely through advertising on the Company's Web site. The Company intends on selling large blocks of advertising space on its Web site, primarily its homepage to a variety of different advertisers, including but not limited to advertisers with corresponding market niches. For example, the demographics of the average person expected to visit and utilize the Company's Web site include mostly high school students between the ages of 14 and 19.

Potential advertisers can then be targeted by the age category to which they are hoping to sell their products of services. Potential advertisers include Amazon.com, Music.com, MP3.com, CD.com, and any other age oriented Website that intends on reaching the Company's targeted demographic group. Furthermore, if an advertiser is located in a specific location (near or at a college or university), an advertisement may be displayed when a student interested in such location logs on to a particular Web site.

The Company's goal is to offer the largest and most active site on the Internet concerning college applications, keeping in mind the primary goal of helping the student to obtain the information required for admission and applications to desired schools.

                                    MARKETING

The market for prospective students applying for college is vast. Every year millions of people in the United States consider college as their next step in life. All people interested in attending a college or university can receive information regarding that educational institution of interest from that specific educational institution, through their website, a phone call, personally visiting the school, or regular mail. With the Company's Web site, all colleges or universities can be viewed at the click of a button with absolutely no expense to the viewer.

The Company has found that there are other Web sites located on the Internet that offer applications for educational institutions, but none are as comprehensive as the Company's intends to be. Most of these competitive Web sites simply tell a viewer how to obtain an application by listing an address or a phone number. The Company's intends to compete by offering a much more comprehensive approach to helping the prospective students by giving them virtually unlimited options on which schools are available to apply to.

The Company feels that it has a specific niche in the market by being the most comprehensive college application oriented Web site on the Internet. The Company feels that once it has mastered it Internet presence, it will become successful.

With the growing market of the Internet, students are required to use the World Wide Web more and more, and searching for college should be one of the first real experiences with the Internet approaching the end of high school.

                                   COMPETITION

The Company feels that while competition is present, there is no other similar college application related Web sites that directly compete with the Company's plans. The Company has found that no other similar Web sites exist that are comprehensive in nature, and cover the vast majority of Web sites.

The Company believes that it has a distinguishing characteristic in the industry: the ability to help students with receiving applications to colleges and universities in the swiftest fashion.

                             DESCRIPTION OF PROPERTY

Enhanced Management Corporation does not currently own any property.

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS

The following financial review and analysis is intended to assist prospective investors in understanding and evaluating the financial condition and results of operations of Enhanced Management Corporation, for the period ending December 3, 1999. This information should be read in conjunction with Enhanced Management Corporation's Financial Statements and accompanying notes thereto, "Selected Financial Data" and other detailed information regarding Enhanced Management Corporation appearing elsewhere in this Prospectus.

RESULTS OF OPERATIONS: LIQUIDITY AND FUNDING

Liquidity is a measure of a company's ability to meet potential cash requirements, including ongoing commitments to fund lending activities and for general purposes. Cash for originating loans and general operating expenses is primarily obtained through cash flows from operations and private investors.

Enhanced Management Corporation has significant ongoing liquidity needs to support its existing business and continued growth. Enhanced Management Corporation's liquidity will be actively managed on a periodic basis and Enhanced Management Corporation's financial status, including its liquidity, will be reviewed periodically by Enhanced Management Corporation's management. This process is intended to ensure the maintenance of sufficient funds to meet the needs of Enhanced Management Corporation.

Enhanced Management Corporation will primarily rely upon the cash flow from operations to provide for its capital requirements. Management believes that cash generated from operations will be sufficient to provide for its capital requirements for at least the next 12 months. Enhanced Management Corporation may seek additional equity financing in the early part of 2000 through an offering of its common stock.

RECENT ACCOUNTING PRONOUNCEMENTS

In June 1998, the Financial Accounting Standards Board ("FASB") issued Statements of Financial Accounting Standards ("SFAS") No. 133, ACCOUNTING FOR DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES, which establishes accounting and reporting standards for derivative instruments and hedging activities. SFAS No. 133 requires recognition of all derivative instruments in the statement of financial position as either assets or liabilities and the measurement of derivative instruments at fair value. SFAS No. 133 is effective for fiscal years beginning after June 15, 1999. The adoption of SFAS No. 133 is not expected to affect the consolidated financial statements of Enhanced Management Corporation.

ENHANCED MANAGEMENT CORPORATION'S YEAR 2000 INITIATIVE.

Enhanced Management Corporation is conducting a comprehensive Year 2000 initiative with respect to its internal business-critical systems. This initiative encompasses information technology ("IT") systems and applications, as well as non-IT systems and equipment with embedded technology, such as fax machines and telephone systems, which may be impacted by the Year 2000 problem. Business-critical systems encompass internal accounting systems, including general ledger, accounts payable and financial reporting applications; as well as the underlying technology required to support the software. The initiative includes assessing, remediating or replacing, testing and upgrading Enhanced Management Corporation's business-critical IT systems. Based upon a review of the contemplated and planned stages of the initiative, and testing done to date, Enhanced Management Corporation does not anticipate any material difficulties in achieving Year 2000 readiness with respect to its internal business-critical systems, and Enhanced Management Corporation anticipates that Year 2000 compliance with respect to virtually all its internal business-critical systems will be achieved by latter-part of 1999.

In addition to its own internal IT systems and non-IT systems, Enhanced Management Corporation may be at risk from Year 2000 failures caused by or occurring to third parties. These third parties can be classified into two groups. The first group includes borrowers, lenders, vendors and other service providers with whom Enhanced Management Corporation has a direct contractual relationship. The second group, while encompassing certain members of the first group, is comprised of third parties providing services or functions to large segments of society, both domestically and internationally such as airlines, utilities and national stock exchanges.

As is the case with most other companies, the actions of Enhanced Management Corporation can take to avoid any adverse effects from the failure of companies, particularly those in the second group, to become Year 2000 ready is extremely limited.

There can be no assurance that the systems of Enhanced Management Corporation or those third parties will be timely converted. Furthermore, there can be no assurance that a failure to convert by another company, or a conversion that is not compatible with Enhanced Management Corporation's systems or those of other companies on which Enhanced Management Corporation's systems rely, would not have a material adverse effect on Enhanced Management Corporation.

Enhanced Management Corporation does not anticipate that it will incur additional expenditures in connection with any modifications necessary to achieve Year 2000 readiness.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

There are no relationships, transactions, or proposed transactions to which the registrant was or is to be a party, in which any of the named persons set forth in Item 404 of Regulation SB had or is to have a direct or indirect material interest.

The President of Enhanced Management Corporation received 3,800,000 shares as compensation for services. See recent sales of unregistered securities.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS.

The Shares have not previously been traded on any securities exchange. At the present time, there are no assets available for the payment of dividends on the Shares.

                             EXECUTIVE COMPENSATION

     (i) No officer or director of Enhanced Management Corporation is receiving any remuneration at this time.

     (ii) There are no annuity, pension or retirement benefits proposed to be paid to officers, directors, or employees of the corporation in the event of retirement at normal retirement date pursuant to any presently existing plan provided or contributed to by the corporation or any of its subsidiaries.

     (iii) No remuneration is proposed to be in the future directly or indirectly by the corporation to any officer or director under any plan that presently exists.

                              FINANCIAL STATEMENTS

The Financial Statements required by Item 310 of Regulation S-B and are attached as Exhibit 13.1 to this Form SB-2.

                  CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
                     ON ACCOUNTING AND FINANCIAL DISCLOSURE

Since the inception of Enhanced Management Corporation on December 2, 1999, the principal independent accountant for the Company has neither resigned (or declined to stand for reelection) nor been dismissed. The independent accountant for Enhanced Management Corporation is Cordavano & Harvey, PC, located in Denver, CO.

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

                    INDEMNIFICATION OF OFFICERS AND DIRECTORS

Information on this item is set forth in Prospectus under the heading "Disclosure of Commission Position on Indemnification for Securities Act Liabilities."

                   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Information on this item is set forth in the Prospectus under the heading "Use of Proceeds."

                     RECENT SALES OF UNREGISTERED SECURITIES

On December 3, 1999, the President of the Company received 3,800,000 shares of restricted common shares for services rendered under section 4(2) of the Securities Act of 1933.

                                    EXHIBITS

The Exhibits required by Item 601 of Regulation S-B, and an index thereto, are attached.

                                  UNDERTAKINGS

The undersigned registrant hereby undertakes to:

(i)  1)   File, during any period in which it offers or sells securities, a post-effective amendment to this registration to:

(i)  Include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and Notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation From the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

(iii) Include any additional or changed material information on the plan of distribution.

     2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

     3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

     4) Provide to the underwriter at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

     5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers, and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer, or controlling person of the small business issuer in the successful defense of any action, suit, or proceeding) is asserted by such director, office, or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorize, in the City of San Diego, State of California, on February 9, 2000.


                                       ENHANCED MANAGEMENT CORPORATION

                                       /s/ Michael A. Lucidi
                                       --------------------------
                                       Michael A. Lucidi, President and Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated:

Signature                 Title                               Date
---------                 -----                               ----

/s/ Michael A. Lucidi     President and Director              February 9, 2000
-----------------------
Michael A. Lucidi


/s/ Brian Allen           Vice President and Director         February 9, 2000
-----------------------
Brian Allen


/s/ Joseph G. Lucidi      Secretary, Treasurer and Director   February 9, 2000
-----------------------
Joseph G. Lucidi



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

                                  EXHIBIT INDEX

Exhibit                                                                Method
Number      Description                                                of Filing
------      -----------                                                ---------

3.1         Articles of Incorporation filed with the California        See Below
            Secretary of State on December 2, 1999

3.2         By-Laws of Enhanced Management Corporation See Below       See Below

5.1         Opinion Re: Legality See Below                             See Below

13.1        Audited Financials Statements prepared by                  See Below
            Cordovano and Harvey, CPAs dated January 07, 2000

23.1        Consent of Counsel                                         See Below

23.2        Consent of Accountant                                      See Below

27.1        Financial Data Schedule                                    See Below






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